UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Gaiam, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 3, 2008

To our shareholders:

We will hold the 2008 annual meeting of shareholders of Gaiam, Inc. (“we”, “us”, “our”, or “Gaiam”), a Colorado corporation, on Tuesday, June 3, 2008, at 4:30 p.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.	to elect our directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

2.	to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on Friday, April 11, 2008, as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by any of our shareholders prior to our annual meeting, upon written request showing a proper purpose, during normal business hours at our Broomfield, Colorado office. Only shareholders of record on the April 11, 2008 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

This year we are furnishing proxy materials to our shareholders primarily by the Internet. On April 24, 2008, we mailed our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2008 proxy statement and 2007 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This new process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

April 17, 2008                                                                   John Jackson, Secretary

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com,

•	by telephone, if you are in the U.S. and Canada, by calling 1-800-690-6903, or

•	by requesting a proxy card be mailed to you

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2008

We are furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2008 annual meeting of shareholders to be held on Tuesday, June 3, 2008, starting at 4:30 p.m. at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, and at any adjournment(s) or postponement(s) thereof.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect directors of our company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified and (ii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the nominees for directors of Gaiam listed below.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Friday, April 11, 2008, will be entitled to notice of, and to vote at, the annual meeting. As of April 11, 2008, there were 19,702,990 shares of our Class A Common Stock, par value $.0001, and 5,400,000 shares of our Class B Common Stock, par value $.0001, outstanding and entitled to vote. Holders of our Class A Common Stock as of the record date are entitled to one vote for each share held and holders of our Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of our Class A and Class B Common Stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.

Mr. Jirka Rysavy, our Chairman and Chief Executive Officer, holds all 5,400,000 outstanding shares of our Class B Common Stock and 868,682 shares of our Class A Common Stock. These shares are sufficient to constitute a quorum and to elect all Gaiam directors, and Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the directors nominated by our Board.

All shares of our Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person, (c) by the Internet or by telephone or (d) submitting to Gaiam a duly executed proxy bearing a later date.

This year we are using the Securities and Exchange Commission’s new “E-Proxy” rules and furnishing proxy materials to our shareholders primarily by the Internet. On April 24, 2008, we mailed our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2008 proxy statement and 2007 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone, and provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This new process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. Our annual report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

This proxy statement, the form of proxy, and voting instructions are being made available to shareholders at www.proxyvote.com. You may also request a printed copy of this proxy statement and the form of proxy or our annual report by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. This proxy statement is first being sent or given to shareholders on April 24, 2008.

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by us. In addition, our officers, directors and other employees of the company may solicit proxies by written communication, telephone or telegraph. These persons will receive no special compensation for any solicitation activities.

IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY). IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS SHARES WITH A MAJORITY OF THE VOTES, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL—ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors proposes that Jirka Rysavy, Lynn Powers, James Argyropoulos, Barnet M. Feinblum, Barbara Mowry, Ted Nark and Paul H. Ray be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

The names of the nominees, their ages, the years in which they began serving as directors, and their positions are set forth below. Each of the nominees is currently serving as a director of our company.

JIRKA RYSAVY—age 53—Founder, Chairman and Chief Executive Officer of our company. He has been Chairman since our inception and became our full-time Chief Executive Officer in December 1998. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership, grew to become a Fortune 500 company supplying office and computer products and services. He was its Chairman and Chief Executive Officer until September 1998. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods market, which was sold in 1987 to become the first Wild Oats Markets store.

LYNN POWERS—age 58—President, Director and Chief Executive Officer of North American operations of our company. Ms. Powers has been our President and a Director since February 1996. From February 1996 until September 2001, she was our Chief Operating Officer, when she was promoted to our Chief Executive Officer of North American operations. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller’s Outpost, a specialty retailer.

JAMES ARGYROPOULOS—age 63—Director since May 2002. Mr. Argyropoulos has been primarily engaged as a private investor over the last fifteen years. Mr. Argyropoulos founded The Walking Company, a lifestyle specialty retailer, and served as its Chairman from 1992 until 2004. Previously Mr. Argyropoulos served as Chairman and Chief Executive Officer of The Cherokee Group Inc., a shoe manufacturing and apparel business he founded in 1972.

BARNET M. FEINBLUM—age 60—Director since October 1999. Mr. Feinblum has been the Chairman of Organic Vintners, a marketer of organic wines, since 2007, and prior to becoming Chairman served as President and Chief Executive Officer of Organic Vintners from 2001, when Mr. Feinblum founded the company. Mr. Feinblum was the President, Chief Executive Officer and Director of Horizon Organic Dairy from May 1995 to January 2000. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum is also a director of Seventh Generation, Inc.

BARBARA MOWRY—age 60—Director since October 1999. Since 2003, Ms. Mowry has been Chief Executive Officer of Silver Creek Systems, a provider of enterprise data usability software. From 1997 until February 2001, Ms. Mowry was the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs. Prior to joining Requisite Technology, Ms. Mowry was an officer of Telecommunications, Inc. (cable television) from 1995 to 1997; and UAL, Inc. (airline) from 1983 to 1990.

TED NARK—age 49—Director since June 2005. Mr. Nark has been a partner at KRG Capital Partners, L.L.C., a private equity investment firm based in Denver, Colorado, since August 2007. From July 2006 until August 2007, Mr. Nark served as a partner at Leonard Green and Partners, a private equity investment firm based in Los Angeles, California. Mr. Nark served as Chief Executive Officer of White Cap Construction Supply, a distributor of specialty hardware, tools and materials to construction contractors, from April 2002 through January 2006. From 1998 until 2002, Mr. Nark was the Chief Executive Officer and Manager Director of Corporate Express Australia, a publicly traded business to business office product distribution company in Australia. From 1992 until 1998, Mr. Nark worked for Corporate Express, Inc., as Northwest Division President from 1992 to 1995, and then as Group President from 1995 to 1998. Mr. Nark also serves on the Board of Directors of FTD Group, Inc.

PAUL H. RAY—age 68—Director since October 1999. Since 2000, Mr. Ray has been the Chief Executive Officer of Integral Partnerships LLC, a consulting firm specializing in Cultural Creative topics. From 1986 until 2000, he was Executive Vice President of American LIVES, Inc., a market research and opinion-polling firm. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. He is the author of “The Integral Culture Survey,” which first identified the Cultural Creatives subculture.

Each director serves for a one-year term.

* * * * *

Directors will be elected by a plurality of the votes cast. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEES OF THE BOARD

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our board of directors currently consists of seven members and meets regularly during the year. Our board of directors has determined that each of Messrs. Argyropoulos, Feinblum, Nark and Ray and Ms. Mowry are independent as defined by the listing standards of the NASDAQ Stock Market.

During 2007, our board held four meetings. Each director who served as director attended 100% of the aggregated number of meetings of our board and of the committees of our board on which the director served during 2007.

All of the directors attended our 2007 annual meeting. Our policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict.

Our board of directors generally has four regularly scheduled meetings during the year. We have five independent directors. Executive sessions (without management) are generally held adjacent to a regularly scheduled board meeting. Our board has standing audit and compensation committees. We have adopted written charters for both committees, which can be found at: http://corporate.gaiam.com/.

Audit Committee. During 2007, our audit committee consisted of Messrs. Feinblum and Argyropoulos and Ms. Mowry, and each member of the audit committee is independent within the meaning of rules of NASDAQ Stock Market. During 2007, Mr. Feinblum served as chairperson of the audit committee and was an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held three in-person meetings and four telephonic meetings during 2007.

Compensation Committee. Our compensation committee consisted of Messrs. Ray and Nark and Ms. Mowry during 2007. During 2007, Ms. Mowry served as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans and employee stock purchase plan. Our compensation committee held three in-person meetings and one telephonic meeting during 2007.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, our compensation committee was comprised of Barbara Mowry (Chairperson), Ted Nark and Paul Ray. None of these persons has at any time been an officer or employee of our company. None of our executive officers serves or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board or our compensation committee.

We do not have a nominating committee, and nominations for directors are made by our full board. We are exempt from NASDAQ Stock Market rules with respect to nominating committees because we may be deemed a controlled company on the basis of Mr. Rysavy’s control of more than 50% of our voting power, and in light of Mr. Rysavy’s control, our board does not believe a nominating committee would serve a purpose. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by our corporate secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. Our board considers a variety of factors when it selects candidates for election to the board, including business experience, skills and expertise that are complimentary to those already represented on the board, familiarity and identification with our mission, values and market segments, and other relevant factors. Our board will consider qualified director candidates recommended by our shareholders. Because we are a controlled company under the NASDAQ Stock Market rules, our board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, our board would not evaluate shareholder nominees differently from board nominees.

DIRECTOR COMPENSATION

Directors who are not employees of our company or its affiliates are paid a fee of $3,000 for each meeting of our board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and $250 for each telephonic committee meeting attended. Non-employee chairpersons of each standing committee receive an annual fee of $2,000. All directors elected to receive their 2007 compensation in Gaiam Class A Common Stock, except Mr. Ray, who elected to receive cash compensation.

Director Compensation Table

The following table provides compensation information for the one year period ended December 31, 2007 for each non-employee member of our board of directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (1)	Option Awards (2)	Total
James Argyropoulos	—	$19,250	$7,376	$26,626
Barnet M. Feinblum	—	$19,500	$7,376	$26,876
Barbara Mowry	—	$21,250	$7,376	$28,626
Ted Nark	—	$16,750	$7,376	$24,126
Paul H. Ray	$16,750	—	$7,376	$24,126

(1)	Amounts in the Stock Awards column represent the compensation expense for (and the grant date fair value of) the shares issued. Amounts in these columns include fees earned during 2007, some of which were not paid until 2008.

(2)	The amounts in the Options Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), rather than an amount paid to or realized by the director. These option awards were issued pursuant to our 1999 Long-Term Incentive Plan in 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2007 are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. At fiscal year end, Mr. Argyropoulos and Mr. Nark each had 15,000 outstanding option awards, of which 10,000 were exercisable and 5,000 were not exercisable, with grant date fair values calculated in accordance with FAS 123R of $94,312 for Mr. Argyropoulos’ awards and $43,012 for Mr. Nark’s awards; and Mr. Feinblum, Ms. Mowry, and Mr. Ray each had 5,000 outstanding option awards, of which none were exercisable, each with grant date fair values of $18,612.

EXECUTIVE OFFICERS OF GAIAM

Our executive officers, their positions with our company and their respective ages are as follows:

Name	Age	Position
Jirka Rysavy	53	Chairman and Chief Executive Officer
Lynn Powers	58	President, Director, and CEO of North American Operations
John Jackson	50	Vice President of Corporate Development and Secretary
Vilia Valentine	47	Chief Financial Officer and Treasurer

Our executive officers are elected annually by our board of directors. Mr. Rysavy and Ms. Powers have been employed by our company for more than the past five years. Biographical information about Mr. Rysavy and Ms. Powers is included herein under the heading “Election of Directors — Nominees for Election as Directors”.

Mr. Jackson has served as Gaiam’s Vice President of Corporate Development since June 2006 and was appointed Secretary in March 2007. Prior to joining Gaiam, Mr. Jackson served as the Chief Executive Officer for Alliance Management, LLC, a firm that he founded in 1999 that provided strategic alliance advisory services to domestic and international middle market business concerns.

Ms. Valentine has been Gaiam’s Chief Financial Officer since April 2006 and was appointed Treasurer in March 2007. From March 2000 to March 2006, Ms. Valentine served as acting Chief Financial Officer and Controller for Verio Inc., a worldwide internet service provider, where she managed all financial matters for global operations. Verio was purchased in 2000 for $6.5 billion by NTT Communications Corporation. From April 1983 to March 2000, Ms. Valentine held various financial positions at Corporate Express, Inc. up to and including Vice President and Controller. She was an integral member of the management team that grew Corporate Express from $30 million to $3 billion in revenue in less than five years.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2008, except as noted, for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the summary compensation table above, and (iv) all current directors and executive officers as a group.

Title of Class of Common Stock	Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)	Percent of Class
Class A	Jirka Rysavy	(2)(3)	6,268,682	24.97%
	Prentice Capital Management, LP	(4)	4,441,338	22.54%
	Goodwood Inc.	(5)	1,692,900	8.59%
	Mazama Capital Management, Inc.	(6)	1,361,000	6.91%
	Columbia Wagner Asset Management, L.P.	(7)	1,350,000	6.85%
	Lord, Abbett & Co	(8)	1,122,671	5.70%
	Lynn Powers	(9)	385,000	1.93%
	James Argyropoulos	(9)(10)	325,796	1.65%
	Barnet Feinblum	(9)(11)	38,668	*
	Barbara Mowry	(9)	27,764	*
	John Jackson	(9)	17,721	*
	Vilia Valentine	(9)	16,154	*
	Ted Nark	(9)	14,748	*
	Paul Ray	(9)	8,621	*
	All directors and officers as a group (9 persons)	(3)(9)(10)(11)	7,103,154	27.91%

Class B	Jirka Rysavy		5,400,000	100.0%
	All directors and officers as a group (9 persons)		5,400,000	100.0%

*	Indicates less than one percent ownership

(1)	This table is based upon information supplied by officers, directors and principal shareholders on Schedule 13Ds and 13Gs and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct, except as otherwise noted. Share amounts and percent of class include stock options exercisable within 60 days of April 1, 2008.

(2)	The address of Mr. Rysavy is 360 Interlocken Blvd., Broomfield, Colorado, 80021.

(3)	Includes 5,400,000 shares of Class A Common Stock obtainable upon conversion of Class B Common Stock.

(4)	According to a Form 4/A report filed with the Securities and Exchange Commission on March 19, 2008. Includes 4,429,633 shares managed by Prentice Capital Management, LP, 8,705 shares directly owned by Michael Zimmerman, and an additional 3,000 shares over which Mr. Zimmerman has beneficial ownership. The address for Prentice Capital Management, LP and Mr. Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(5)	According to a Form 13F filed with the Securities and Exchange Commission on February 14, 2008. According to a report on Schedule 13G filed with the Securities and Exchange Commission on April 16, 2007, includes shares held by Goodwood Fund, Arrow Goodwood Fund, Goodwood Capital Fund, The Goodwood Fund 2.0 Ltd. And MSS Equity Hedge 15, as to which Goodwood Inc. serves as investment manager. The stock of Goodwood Inc. is owned by 1354037 Ontario Inc., which is controlled by Peter H. Puccetti and J. Camerson MacDonald. The address for Goodwood Inc. is 212 King Street West, Suite 201, Toronto, Canada M5H 1K5.

(6)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008. The address for Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, OR 97258.

(7)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007 and a Form 13F filed with the Securities and Exchange Commission on February 1, 2008. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(8)	According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. The address for Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.

(9)	Includes the following shares issuable upon the exercise of stock options which can be exercised within sixty days of April 1, 2008: Ms. Powers, 286,000; Mr. Argyropoulos, 12,500; Mr. Feinblum, and Ms. Mowry, 2,500 each; Mr. Jackson, 17,000; Ms. Valentine, 15,000; Mr. Nark, 12,500; and Mr. Ray, 2,500.

(10)	Includes 303,333 shares of Class A Common Stock held by Argyropoulos Investors.

(11)	Includes 4,000 shares of Class A Common Stock held by Mr. Feinblum’s wife, as to which Mr. Feinblum disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value; and (3) support our corporate values by promoting internal equity and external competitiveness.

Our corporate values: personal development, health and wellness, and social and environmental responsibility.

Our executive compensation program is overseen and administered by the compensation committee of our board of directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission and Internal Revenue Code rules. Our compensation committee operates under a written charter adopted by our board and is empowered to review and approve the annual compensation for our executive officers: Mr. Rysavy, Ms. Powers, Ms. Valentine, and Mr. Jackson. A copy of the charter is available on our Internet site at: http://corporate.gaiam.com/.

The principal objectives that guide our compensation committee in assessing our executive and other compensation programs include the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, and regulatory requirements.

In determining the particular elements of compensation that will be used to implement our overall compensation objectives, our compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for our business. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. Our compensation committee may, when appropriate as determined on an annual basis, identify individual performance goals for executive and other officers, which goals will play a significant role in determining such officer’s incentive compensation for that year and which may be taken into consideration in setting base salary for the next year.

From time to time, our compensation committee meets with our Chairman and Chief Executive Officer, Jirka Rysavy, our President, Lynn Powers, and/or other executives to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Our management makes recommendations to our compensation committee on the base salary, bonus targets and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. Our compensation committee has also received input from its independent compensation consultant prior to finalizing determinations on material aspects of our compensation programs, practices and packages, and it expects to do so again from time to time.

Mr. Rysavy attends some of our compensation committee’s meetings, but our compensation committee also holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses Mr. Rysavy’s and Ms. Powers’ compensation packages with each of them, but makes decisions with respect to their compensation without them present. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee has delegated to the administrative committee of our board of directors, comprised of Mr. Rysavy and Ms. Powers, the authority to grant long-term incentive awards to employees at or below the level of business segment vice president under guidelines set by our compensation committee. Our compensation committee also has authorized the administrative committee to make salary adjustments and short-term incentive (bonus) decisions for all employees other than certain officers under guidelines approved by our compensation committee.

Elements of Our Compensation Program

Our compensation committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with our performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, our compensation committee believes that the compensation packages for executive officers should consist of three principal components:

•	Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and relative salary differences within our company for different job levels.

•	Annual Incentive Bonus. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary. After the end of the fiscal year, our compensation committee determines the extent to which the performance goals were achieved and approves the amount of the bonus to be paid to each executive. The total bonus award is determined according to the level of achievement of both the objective performance and individual performance goals. Both our corporate and an individual’s performance goals are expected to be established annually, and based upon both our and the individual’s achievement of such goals, our executive officers’ annual incentive bonus potentials are expected to be from approximately 30% to 50% of each executive officer’s base salary, depending upon his or her position. If either we do not achieve our corporate performance goals, or if we achieve such goals but the individual does not achieve his/her individual goals, an incentive bonus award will not be granted pursuant to the objective performance goal.

•	Long-Term Incentive Compensation. During fiscal 2007, long-term, performance-based compensation of executive officers and other employees took the form of stock option awards and restricted stock grants granted pursuant to our 1999 Long-Term Incentive Plan (as restated as of June 22, 2006). Our compensation committee believes in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment of employees’ interests with those of shareholders. Our compensation committee believes our 1999 Long-Term Incentive Plan provides valuable flexibility to achieve a balance between providing equity-based compensation for employees and creating and maintaining long-term shareholder value. Upon an executive officer’s hiring, our compensation committee will make its determination regarding long-term incentive compensation awards based upon prevailing compensation levels in the market for the individual’s position. Thereafter, such determinations will be based upon the executive officer’s past and expected future contributions to our business.

Stock option grants are typically made when a new executive officer is hired, and in determining the size of stock option grants, our compensation committee bases its determinations on such subjective considerations as the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned executives of our company. All stock options granted during fiscal 2007 were granted with an exercise price equal to the closing price of the Common Stock on the date of grant and, accordingly, will have value only if the market price of the Common Stock increases after that date. The stock options granted pursuant to our 1999 Long-Term Incentive Plan vest at 2% per month during the 11th through 60th month after grant.

We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Our compensation committee reviews our compensation program on an annual basis. In setting compensation levels for a particular executive, our compensation committee takes into consideration the proposed compensation package as a whole and each element individually, but does not apply any specific formula in doing so. While the importance of one compensation element to another may vary among executive officers, our compensation committee attempts to correlate the overall compensation package to each executive officer’s past and expected future contributions to our business. With the exception of Mr. Rysavy’s and Ms. Powers’ employment agreements, we do not have any employment or severance agreements with our executive officers.

Summary Compensation Table

The following table includes information concerning compensation for each of the last two completed fiscal years in reference to our four most highly compensated executive officers.

Name and Principal Position	Year	Salary (2)	Bonus (2)	Stock Awards (3)	Option Awards (3)	All Other Compensation (4) (5)	Total
Jirka Rysavy	2007	$310,151	$150,000	—	—	—	$460,151
Chairman and Chief Executive Officer	2006	$296,712	—	—	—	—	$296,712

Lynn Powers	2007	$310,151	$150,000	—	$129,445	$1,500	$591,096
President, Director, and CEO of North American Operations	2006	$296,712	$150,000	—	$128,313	$962,500	$1,537,525

John Jackson (1)	2007	$264,370	$110,000	$3,355	$115,722	—	$493,447
Vice President of Corporate Development and Secretary

Vilia Valentine (1)	2007	$229,589	$125,000	$5,370	$97,326	—	$457,285
Chief Financial Officer and Treasurer	2006	$145,753	$80,000	—	$52,818	—	$278,571

(1)	Ms. Valentine was hired as the Chief Financial Officer in April 2006 and Mr. Jackson became an executive officer in March 2007.

(2)	The Salary and Bonus columns represent amounts earned during 2007 and, because of the timing of bonuses, do not represent amounts paid during 2007. The current annual salary rate for each named executive officer is $330,000 for Mr. Rysavy and Ms. Powers, $285,000 for Mr. Jackson, and $270,000 for Ms. Valentine. Bonuses are given at the discretion of our board of directors’ compensation committee. The bonuses for a compensation year are typically paid in either April or May of the following year.

(3)	The amounts in the Stock Awards and Option Awards columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, rather than an amount paid to or realized by the named executive officer. These awards were issued pursuant to our 1999 Long-Term Incentive Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2007 are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Further information is included in the 2007 Grants of Plan-Based Awards and Outstanding Equity Awards At Fiscal Year-End tables.

(4)	For 2006, the All Other Compensation column includes $962,500 for Ms. Powers representing the value realized (net of the exercise price) upon exercise of options conveyed to her by Mr. Rysavy in a transaction approved by Gaiam’s Compensation Committee. The options were issued pursuant to our 1999 Long-Term Incentive Plan, were fully vested at the time of transfer and had an exercise price of $4.375 per share. Shares received upon exercise of the options were restricted shares issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and were sold at a price of $14.00 per share.

(5)	For 2007, the All Other Compensation column includes for Ms. Powers $1,500 of 401(k) company match given during the year ended December 31, 2007.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options or restricted stock awards granted during or for the year ended December 31, 2007 to any of our executive officers listed in the Summary Compensation Table above.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	Grant Date Fair Value of Stock and Option Awards (1)
John Jackson	6/19/07	721	$12,495
Vilia Valentine	6/19/07	1,154	$19,999

(1)	These stock awards were granted as discretionary bonuses pursuant to our 1999 Long-Term Incentive Plan and approved by our board of directors’ compensation committee. The grant date fair value per share of these awards was equal to the closing price of the underlying stock on the date of the grant. The grant date fair value of these options was determined in accordance with FAS 123R using the Black-Scholes option pricing model. For further information, see footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of unexercised options previously awarded to our executive officers named above in the Summary Compensation Table as of December 31, 2007.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price (1)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of shares or Units of Stock That Have Not Vested ($) (1)
Lynn Powers	110,000	—	$10.16	5/23/08	—	—
	156,000	44,000	$5.30	11/20/10

John Jackson	8,000	42,000	$15.00	6/26/13	721	$12,495
	2,000	18,000	$11.89	9/14/13

Vilia Valentine	6,000	24,000	$16.00	4/10/13	1,154	$19,999
	3,000	27,000	$11.89	9/14/13

(1)	This table reflects the status of option and stock awards granted pursuant to our 1999 Long-Term Incentive Plan as of December 31, 2007. Our options normally vest and become exercisable at 2% per month over the 50 months beginning in the eleventh month after date of grant. The exercise price of the options is normally equal to the closing stock market price of our Common Stock on the date of grant and the options expire seven years from date of grant. The stock awards vest 50% per year. For further information, see footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the options exercised by our executive officers named above in the Summary Compensation Table during the year ended December 31, 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)
Lynn Powers	90,000	$755,207

(1)	All exercises of option awards during 2007 were cashless, meaning that the options were exercised and the shares issued upon exercise were immediately sold. The amount listed in the Value Realized on Exercise column is the sale price less the exercise price of the option times the number of shares issued and immediately sold. The options exercised in 2007 were scheduled to either expire or forfeit during 2007. No stock awards had vested as of December 31, 2007.

Generally Available Benefit Programs. We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. On April 1, 2007, we started making matching contributions to the 401(k) Plan. As of that date, under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us, and this matching contribution will be equal to $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $1,500 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In fiscal 2007, our executive officers were eligible to receive the same health care coverage that is generally available to other of our employees. We also offer a number of other benefits to our named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive officer’s total compensation or Long-Term Incentive Plan award package.

Stock Option Grant Timing Practices

During fiscal 2007, our compensation committee and our board consistently applied the following guidelines for stock option grant timing practices.

1.	New Employees: stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our compensation committee, and the exercise price for the options is set at the closing price of our common stock on that date.

2.	Existing Employees: stock option grants to existing employees are effective on the date that our compensation committee approves the grant, and the exercise price for the options is set at the closing price of our common stock on that date.

Compensation of Chief Executive Officer

During fiscal 2007, Mr. Rysavy received a weighted-average annual salary of $310,151 and earned a cash bonus of $150,000. Mr. Rysavy serves as our Chairman of the Board of Directors and our Chief Executive Officer, and he is our largest shareholder. At Mr. Rysavy’s request, he was not awarded any stock options under our 1999 Long-Term Incentive Plan. Our compensation committee and our board of directors strongly believes that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to our future, his previous experience and business accomplishments and the market value of his skill set as a chief executive.

Employment Contracts and Potential Payments Upon Termination or Change-in-Control

We do not have employment agreements with any of our executive officers other than Mr. Rysavy and Ms. Powers, which agreements expire in August 2009 and which under certain circumstances may entitle them to salary continuation upon termination during the remainder of the contract term. We do not have change of control agreements with any of our executive officers. Ms. Valentine and Mr. Jackson are entitled to paid time off amounts $19,231 and $20,757, respectively, that would be payable upon termination from our company if such paid time off is not utilized prior to employment termination. Our directors, officers, and managers are also required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave our company.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, the goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. We recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as “soliciting material” or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act.

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2007. Based on the review and discussions, our compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in our proxy statement for our 2008 Annual Meeting of Shareholders. This report is submitted by our compensation committee.

Compensation Committee

Barbara Mowry, Chairperson
Ted Nark
Paul Ray

AUDIT COMMITTEE REPORT

Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

Our management is responsible for establishing and maintaining adequate internal financial controls, for the preparation of our consolidated financial statements and for the public reporting process. The firm of Ehrhardt Keefe Steiner & Hottman P.C. (“EKS&H”), as our independent registered public accounting firm for 2007, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether our consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of our company in conformity with accounting principles generally accepted in the United States. EKS&H was also responsible for performing an audit and expressing its own opinion on the effectiveness of our internal control over financial reporting.

In this context, our audit committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with management and representatives of EKS&H, management’s assessment of the effectiveness of our internal control over financial reporting and EKS&H’s evaluation of our internal control over financial reporting. EKS&H concluded, in its Report of Independent Registered Public Accounting Firm dated March 12, 2008, that “in our opinion, Gaiam, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.”

Our audit committee also discussed with EKS&H the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” Our audit committee reviewed with EKS&H, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, our audit committee discussed the results of the annual audit and such other matters required to be communicated with our audit committee under professional auditing standards.

In discharging its oversight responsibility over the audit process, our audit committee obtained from our independent auditors statements describing all relationships between our independent auditors and us that might bear on our auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with our auditors any relationships that may impact their objectivity and independence.

Our audit committee recommended to our board that our audited financial statements for the year ended December 31, 2007 be included in our Annual Report on Form 10-K for 2007 for filing with the Securities and Exchange Commission, in reliance upon (1) our audit committee’s reviews and discussions with management and EKS&H; (2) management’s assessment of the effectiveness of our internal control over financial reporting; (3) the receipt of an opinion from EKS&H, dated March 12, 2008, stating our 2007 consolidated financial statements present fairly in all material respects, the consolidated financial position of our company and its consolidated subsidiaries at December 31, 2007 and the consolidated results of operations and cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States, and (4) the receipt of EKS&H’s opinion on the effectiveness of our internal control over financial reporting dated March 12, 2008.

Audit Committee

Barnet Feinblum, Chairperson
James Argyropoulos
Barbara Mowry

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

Disclosure of Independent Accountant Fees

The following table presents fees for professional services rendered for the years ended December 31, 2007 and 2006:

Audit and Non-Audit Fees (in $000’s)	2007	2006
EKS&H:
Audit fees (1)	$322	$453
Audit related fees (2)	34	40
Tax fees (3)	56	40
All other fees (4)	398	93
Total	$810	$626

E&Y:
Audit related fees (2)	$—	$37

(1)	Audit fees are fees that we paid for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs; for the audit of our internal control over financial reporting; for services in connection with the filing of our Form S-3; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)	Audit related fees consisted of accounting consultations and audits in connection with acquisitions and proposed transactions.

(3)	Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.

(4)	All other fees are amounts paid for the audit of carve-out financial statements, including fees associated with the audits required for Real Goods Solar, Inc.’s registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of a minority interest of its Class A Common Stock.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

EKS&H is currently engaged to provide auditing services through the second quarter of 2008. Our audit committee is in negotiations with EKS&H to be our independent registered public accounting firm again for the remainder of 2008. Representatives of EKS&H are expected to be present at our 2008 annual meeting. We expect EKS&H to be available to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any related party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.

Jacquelyn Abraham, the daughter of Gaiam’s Director, President and CEO of North American Operations, Lynn Powers, is Gaiam’s Director of Human Resources, and for 2007 Ms. Abraham earned an annual salary of $106,121, received a bonus of $25,000 and realized a gain of $36,226 from the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Class A Common Stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, the following persons failed to file on a timely basis the following reports required by Section 16(a): Messrs. Argyropoulos, Feinblum, Nark and Ms Mowry each filed three late reports, each of which included one transaction not reported on a timely basis, and Mr. Jackson and Ms. Valentine each filed one late report, each of which included one transaction not reported on a timely basis.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2009 annual meeting of shareholders, they must be received by us not later than December 24, 2008, unless the date of the 2009 meeting of shareholders is changed by more than 30 days from June 2, 2009.

In addition, under the terms of our Bylaws, unless the date of the 2009 meeting of shareholders is changed by more than 30 days from June 2, 2009, shareholders who intend to present an item of business or nomination at the 2009 annual meeting of shareholders (other than a proposal submitted for inclusion in our proxy material(s)) must provide notice in writing of such business or nomination to us no earlier than February 13, 2009 and no later than March 10, 2009.

Such written notice must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules, as set forth more fully in our Bylaws. All proposals or other notices should be addressed to us at 360 Interlocken Boulevard, Broomfield, Colorado 80021, Attention: Secretary.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. We will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Computershare Trust Company (our transfer agent & registrar) in writing by mailing to Computershare Trust Company, Attention: Householding, 250 Royall Street, Canton, MA 02021, or by faxing your request to: 303-262-0700. You can also contact us by calling 303-222-3600.

COMMUNICATION WITH THE BOARD

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Gaiam Board of Directors, c/o Corporate Secretary, Gaiam, Inc., 360 Interlocken Boulevard, Broomfield, CO 80021. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

360 INTERLOCKEN BLVD. BROOMFIELD, CO 80021	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Gaiam, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Gaiam, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GAIAM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAIAM, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

The Board of Directors recommends a vote FOR election of the nominees for director.		☐	☐	☐

To elect Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Nominees:

01) Jirka Rysavy	05) Barbara Mowry
02) Lynn Powers	06) Ted Nark
03) James Argyropoulos	07) Paul H. Ray
04) Barnet M. Feinblum

In the discretion of the proxies, on such other business as may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GAIAM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 3, 2008

          The Annual Meeting of the Shareholders of Gaiam, Inc. (the “Company”) will be held on Tuesday, June 3, 2008, at 4:30 p.m. local time, at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027.

          The undersigned, having received the notice regarding the availability of proxy material for said meeting, hereby constitutes and appoints Jirka Rysavy and Lynn Powers, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on June 3, 2008, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Class A common stock of Gaiam, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

(Continued and to be dated and signed on the reverse side.)